Exhibit 10.41
Archipelago Learning, Inc.
2009 Omnibus Incentive Plan
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
     THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Award Agreement”), is made effective as [Date] (the “Date of Grant”), by and between Archipelago Learning, Inc., a Delaware corporation (with any successor, the “Company”), and [Participant] (the “Participant”).
R E C I T A L S:
     WHEREAS, the Company has adopted the Archipelago Learning, Inc. 2009 Omnibus Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
     WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
     1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of [Number of Shares] Shares, subject to adjustment as set forth in the Plan. The Option is intended to be a Nonqualified Stock Option.
     2. Option Price. The purchase price of the Shares subject to the Option shall be $[Exercise Price] per Share (the “Option Price”), subject to adjustment as set forth in the Plan.
     3. Option Term. The term of the Option shall be ten (10) years, commencing on the Date of Grant (the “Option Term”). The Option shall expire on the tenth (10th) anniversary of the Date of Grant, unless the Option is terminated at an earlier date in accordance with the terms of Plan or this Award Agreement.
     4. Vesting of the Option. Subject to the Participant’s continued service to the Company, the Option shall vest in equal installments on each of the first four (4) anniversaries of the Date of Grant; provided, that, the Option shall vest in full upon the consummation of a Change of Control. At any time, the portion of the Option which has become vested in accordance with the terms hereof shall be called the “Vested Portion”.
     5. Termination of Service.
          (a) Termination of Service for Cause. The Option, including any exercised portion of the Option for which Shares have not been delivered to the Participant shall be forfeited without consideration on the date the Participant’s service terminates (the “Termination Date”) if such termination is for Cause or Cause exists on such date, and the Company shall return to the Grantee the price (if any) paid for such exercised but undelivered Shares.
          (b) Termination of Service For Reason Other Than Cause. If the Participant’s service is terminated for any reason other than a termination for Cause (or Cause exists on such date), the unvested portion of the Option shall be forfeited without consideration on the Termination Date and the Vested Portion shall terminate on the earlier of (i) the expiration the Option Term and (ii) the ninetieth (90th) day following the Termination Date.
     6. Exercise Procedures.
          (a) Method of Exercise. The Participant or the Participant’s representative may exercise the Vested Portion or any part thereof prior to the expiration of the Option Term by giving written notice to the Company in a form provided by the Company (the “Notice of Exercise”). The Notice of Exercise shall be signed by the person exercising such Option. In the event that such Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Company) of such representative’s right to exercise such Option. The Participant or the Participant’s representative shall deliver to the Company, at the time the Notice of Exercise is given, payment for the full amount of the aggregate Option Price for the exercised Option (i) in cash or its equivalent (e.g., by cashier’s check) or (ii) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.
          (b) Issuance of Shares. Provided the Company receives a properly completed and executed Notice of Exercise and payment for the full amount of the aggregate Option Price, the Company shall cause to be issued certificates for the Shares underlying the exercised Option, registered in the name of the Person exercising the Option.
     7. Restrictive Covenants.
          (a) Applicability. This Section 7 will survive the termination of this Award Agreement and the Participant’s service to the Company. As used in this Section 7, the “Company” shall mean the Company and the Company’s Subsidiaries.
          (b) Restricted Period. As used in this Section 7, the “Restricted Period” means the period commencing on the Date of Grant and ending six (6) months following the date upon which the Participant’s service to the Company ceases.
          (c) Non-Competition. During the Restricted Period, the Participant will not engage in any business in any manner, directly or indirectly, individually or as a consultant to, or as an employee, officer, director, stockholder, partner or other owner or participant of, any entity that (i) is in competition with any business of the Company or any business in which, to the Participant’s knowledge, the Company had plans to engage or was considering engaging as of the Termination Date, or (ii) inevitably will result in the disclosure or use of the Company’s Confidential Information (defined below), in either case in any state in the United States where the Company does business as of the Termination Date or where, to the

Participant’s knowledge, the Company had plans to engage or was considering engaging as of the Termination Date.
          (d) Non-Solicitation. As used in this Section 7, “Solicitation” means, directly or indirectly, individually or as a consultant to, or as an employee, officer, director, stockholder, partner or other owner or participant of, any entity, (i) the solicitation of, inducement of, or attempt to induce, any employee, agent or consultant (including freelance writers and content providers) of the Company to leave the employ of, or stop providing services to, the Company; (ii) the offering or aiding another to offer employment to, or interfering or attempting to interfere with the Company’s relationship with, any employees or consultants (including freelance writers and content providers) of the Company; (iii) the solicitation of, or assistance to any entity or person in solicitation of, any customers or suppliers (including freelance writers and content providers) of the Company to discontinue doing business with the Company; or (iv) interfering with any relationship between the Company and any of its customers or suppliers (including freelance writers and content providers). During the Restricted Period, the Participant will not engage in or attempt to engage in any Solicitation, provided that Solicitation will not be considered to have occurred by the general advertising for or hiring of any employee by entities with which the Participant is associated, as long as he does not directly or indirectly (A) induce such employee to leave the Company, (B) contact such employee prior to his departure from the Company regarding employment, or (C) in the case of hiring such employee, control such entity or have any input in the decision to hire such employee.
          (e) Confidentiality. As used in this Agreement, “Confidential Information” means all information that relates to the business, technology, manner of operation, suppliers, customers, finances, employees, plans, proposals or practices of the Company or of any third parties doing business with the Company, and includes, without limitation, the identities of and other information regarding the Company’s suppliers, customers and prospects, supplier lists, employee information, business plans and proposals, software programs, marketing plans and proposals, technical plans and proposals, research and development, budgets and projections, nonpublic financial information, and all other information the Company designates as “confidential” or intends to keep as confidential or proprietary. Excluded from the definition of Confidential Information is information that is or becomes generally known to the public, other than through the breach of this Award Agreement by the Participant. For this purpose, information known or available generally within the trade or industry of the Company shall be deemed to be generally known to the public.
     The Participant understands and agrees that Confidential Information will be considered the trade secrets of the Company and the Company will be entitled to all protections given by law to trade secrets and that the provisions of this Award Agreement apply to every form in which Confidential Information exists, including, without limitation, written or printed information, films, tapes, computer disks or data, or any other form of memory device, media or method by which information is stored or maintained. The Participant acknowledges that in the course of service with the Company, he has received and may receive Confidential Information. The Participant further acknowledges that Confidential Information is a valuable, unique and special asset belonging to the Company. For these reasons, and except as otherwise directed by the Company, the Participant agrees, during his employment, and at all times after the termination of his employment with the Company, that he will not disclose or disseminate to anyone outside the Company, nor use for any purpose other than as required by his work for the Company, nor assist anyone else in any such disclosure or use of, any Confidential Information. Upon the

Company’s request at any time and for any reason, the Participant shall immediately deliver to the Company all materials (including all soft and hard copies) in the Participant’s possession which contain or relate to Confidential Information.
          (f) Ownership of Intellectual Property. All inventions, modifications, discoveries, designs, developments, improvements, processes, software programs, works of authorship, documentation, formulae, data, techniques, know-how, trade secrets or intellectual property rights or any interest therein (for purposes of this Section 7, the “Developments”) made by the Participant, either alone or in conjunction with others, at anytime or at any place during the Participant’s employment with the Company, whether or not reduced to writing or practice during such period of employment, which relate to the business in which the Company is engaged or, to the knowledge of the Participant, in which the Company intends to engage, shall be and hereby are the exclusive property of the Company without any further compensation to the Participant. In addition, without limiting the generality of the prior sentence, all Developments which are copyrightable work by the Participant are intended to be “work made for hire” as defined in Section 101 of the Copyright Act of 1976, and shall be and hereby are the property of the Company. The Participant shall promptly disclose any Developments to the Company. If any Development is not the property of the Company by operation of law, other provisions of this Agreement or otherwise, the Participant will, and hereby does, assign to the Company all right, title and interest in such Development, without further consideration, and will assist the Company and its nominees in every way, at the Company’s expense, to secure, maintain and defend the Company’s rights in such Development. The Participant shall sign all instruments necessary for the filing and prosecution of any applications for, or extension or renewals of, letters patent (or other intellectual property registrations or filings) of the United States or any foreign country which the Company desires to file and relates to any Development. The Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as such Participant’s agent and attorney-in-fact (which designation and appointment shall be deemed coupled with an interest and shall survive the Participant’s death or incapacity), to act for and in the Participant’s behalf to execute and file any such applications, extensions or renewals and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, other intellectual property registrations or filings, or such other similar documents with the same legal force and effect as if executed by the Participant.
          (g) Repayment of Proceeds. If the Participant violates any provision of this Section 7, then the Participant shall be required to pay to the Company, within ten (10) business days following the date on which Participant commits such violation, an amount equal to the aggregate proceeds, if any, the Participant received upon the sale or other disposition of Participant’s Shares.
          (h) Equitable Relief. The Participant acknowledges that (i) the provisions of this Section 7 are essential to the Company; (ii) that the Company would not enter into this Award Agreement if it did not include this Section 7; and (iii) that damages sustained by the Company as a result of a breach of this Section 7 cannot be adequately remedied by monetary damages. Furthermore, the Participant agrees that the Company, notwithstanding any other provision of this Award Agreement, and in addition to any other remedy it may have under this Award Agreement, or at law, will be entitled to injunctive and other equitable relief to prevent or curtail any breach of this Section 7.
     8. Adjustment of Shares. In the event of any corporate event or transaction described in Section 13.1 of the Plan, the terms of this Award Agreement (including, without limitation, the number and kind of Shares subject to this Award Agreement and the Option Price) shall be adjusted as set forth in Section 13.1 of the Plan.
     9. No Right to Continued Service. The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.
     10. Securities Laws/Legend on Certificates. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     11. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.
     12. Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with the Option as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, requirements that the Participant: (a) hold the Shares received for a specified period of time or (b) represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.
     13. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. With respect to required withholding, the Participant may elect (subject to the Company’s automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.
     14. Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
     15. Entire Agreement. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
     16. Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
     17. Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.
     18. Choice of Law; Jurisdiction; Waiver of Jury Trial. This Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
     SUBJECT TO THE TERMS OF THIS AWARD AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AWARD AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE. BY EXECUTING AND DELIVERING THIS AWARD AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     19. Option Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
     20. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     21. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
* * *

     IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Award Agreement as of the date first written above.

Archipelago Learning, Inc.
By:
Name:
Title

Agreed and acknowledged as
of the date first above written:

[Participant]

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